Resources Connection, Inc. Reports Fourth Quarter and Year-End Results for Fiscal 2012

- Fourth quarter net income of $8.9 million improves from $5.4 million in prior year fourth quarter; adjusted EBITDA* improves to $18.4 million from $13.7 million in prior year fourth quarter

- Company reports fourth quarter earnings per share of $0.21, up from $0.12 in prior year fourth quarter

- Fiscal 2012 revenue increases 4.8% over prior year

- Gross margin improves to 40.2% in fourth quarter

- Company buys back 534,000 shares and returns over $9 million in capital to shareholders during fourth quarter; returns almost $54 million in capital during fiscal 2012

*Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation, amortization, stock based compensation and contingent consideration adjustments

IRVINE, Calif., July 12, 2012 /PRNewswire/ -- Resources Connection, Inc. (NASDAQ: RECN), a multinational professional services firm that provides to clients – through its operating subsidiary, Resources Global Professionals ("Resources") – accomplished professionals in accounting, finance, risk management and internal audit, corporate advisory, strategic communications and restructuring, information management, human capital, supply chain management, healthcare solutions, and legal and regulatory services, today announced financial results for its fiscal fourth quarter and year ended May 26, 2012.

Total revenue for the fourth quarter of fiscal 2012 was $145.5 million, up 1.5% on a sequential quarter basis and even with last year's fourth quarter revenue. Revenues in the U.S. were up 4.6% quarter-over-quarter and 3.8% sequentially, while international revenues decreased 11.7% quarter-over-quarter and 4.4% sequentially (7.4% quarter-over-quarter and 4.4% sequentially on a constant dollar basis).

The Company's net income for the fourth quarter ended May 26, 2012, was $8.9 million, or $0.21 per diluted share. This compares with a net income for the fourth quarter ended May 28, 2011 of $5.4 million, or $0.12 per diluted share (which includes $0.05 per share impact of contingent consideration adjustments).

"While the uncertain global economic environment constrained our growth, our results for the fourth quarter demonstrate our ongoing efforts to improve our financial metrics," said Tony Cherbak, chief operating officer of Resources. "We are pleased to see substantial increases in earnings per share and adjusted EBITDA which have allowed us to continue returning capital to our shareholders."

Gross margin was 40.2% in the fourth quarter of fiscal 2012, up 210 basis points from the fourth quarter of fiscal 2011. Selling, general and administrative expenses for the fourth quarter of fiscal 2012 were $42.0 million, down $1.4 million from $43.4 million in the third quarter of fiscal 2012.

Cash flow from operations and adjusted EBITDA were $16.6 million and $18.4 million (12.6% of revenue), respectively, for the fourth quarter of fiscal 2012 and $11.0 million and $13.7 million (9.4% of revenue), respectively, for the fourth quarter of fiscal 2011.

The Company's revenue for the year ended May 26, 2012 was $571.8 million compared with $545.5 million for the year ended May 28, 2011, an increase of $26.3 million. The Company's net income for the year ended May 26, 2012 was $41.1 million, or $0.94 per diluted share (including the after tax impact of the adjustment of the estimated fair value of contingent consideration expense of $20.4 million or $0.47 per share), compared with net income for the year ended May 28, 2011 of $24.9 million, or $0.53 per diluted share (including the after tax impact of the adjustment of the estimated fair value of contingent consideration expense of $15.6 million or $0.34 per share, offset by a $0.03 per share charge related to newly established tax valuation allowances).

"While our clients remain cautious in their spending on business initiatives, we believe the current environment will cause many companies to further utilize a variable model for an increasing portion of their intellectual capital needs," said Don Murray, chief executive officer. "Our improving financial metrics result from our steadfast focus on client service and client relationships."

The Company's pre-tax income for the year ended May 26, 2012 was $73.3 million, including a non-cash adjustment of $33.9 million reducing the estimated fair value of contingent consideration liability (including the employee portion of contingent consideration) related to the Sitrick Brincko Group acquisition. Accounting standards require the Company to record increases or decreases in the estimated fair value of contingent consideration to earnings.

During the fourth quarter of fiscal 2012, the Company purchased 534,000 shares of common stock for $7.0 million. On June 21, 2012, the Company paid its quarterly dividend of $2.1 million to shareholders, representing a dividend of $0.05 per share.

ABOUT RESOURCES GLOBAL PROFESSIONALS

Resources Global Professionals, the operating subsidiary of Resources Connection, Inc. (NASDAQ: RECN), is a multinational professional services firm that helps business leaders execute internal initiatives. Partnering with business leaders, we drive internal change across all parts of a global enterprise – accounting, finance, risk management and internal audit, corporate advisory, strategic communications and restructuring, information management, human capital, supply chain management, healthcare solutions, and legal and regulatory services.

Resources Global was founded in 1996 within a Big Four accounting firm. Today, we are a publicly traded company with over 3,000 professionals, annually serving approximately 1,900 clients around the world from 77 practice offices.

Headquartered in Irvine, California, Resources Global has served 85 of the Fortune 100 companies.

The Company is listed on the NASDAQ Global Select Market, the exchange's highest tier by listing standards. More information about Resources Global is available at http://www.resourcesglobal.com.

Resources will hold a conference call for interested analysts and investors at 5:00 p.m., ET today, July 12, 2012. This conference call will be available for listening via a webcast on the Company's website: http://www.resourcesglobal.com. An audio replay of the conference call will be available through July 19, 2012 at 855-859-2056. The password for the replay is 87341142. The call will also be archived on the Resources Global Professionals website for 30 days.

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "remain," "should" or "will" or the negative of these terms or other comparable terminology. In this press release, such statements include our beliefs regarding our efforts to continue improving our financial metrics, expectations concerning our clients' spending for their intellectual capital needs and the estimated fair value of the Sitrick Brincko Group contingent consideration. Such statements and all phases of Resources Connection's operations are subject to known and unknown risks, uncertainties and other factors, including seasonality, overall economic conditions and other factors and uncertainties as are identified in our most recent Annual Report on Form 10-K and our other public filings made with the Securities and Exchange Commission (File No. 0-32113). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Resources Connection's, and its industry's, actual results, levels of activity, performance or achievements may be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. The Company undertakes no obligation to update the forward-looking statements in this press release.

RESOURCES CONNECTION, INC. STATEMENT OF OPERATIONS (in thousands, except per share amounts)

	Quarter Ended		Year Ended

	May 26, 2012	May 28, 2011	May 26, 2012	May 28, 2011

	(unaudited)		(unaudited)

Revenue	$145,507	$145,697	$571,763	$545,546
Direct costs of services	86,988	90,189	352,524	335,071
Gross profit	58,519	55,508	219,239	210,475
Selling, general and administrative expenses (1)	42,047	43,738	170,992	172,622
Employee portion of contingent consideration (2)	—	—	(500)	—
Contingent consideration adjustment (2)	—	(3,200)	(33,440)	(25,852)
Operating income before amortization and depreciation (1), (2)	16,472	14,970	82,187	63,705
Amortization of intangible assets	483	1,206	3,364	5,030
Depreciation expense	1,299	1,747	5,731	7,223
Operating income (1), (2)	14,690	12,017	73,092	51,452
Interest income	(48)	(107)	(252)	(473)
Income before provision for income taxes (1), (2)	14,738	12,124	73,344	51,925
Provision for income taxes (3)	5,844	6,723	32,202	27,070
Net income (1), (2), (3)	$8,894	$5,401	$41,142	$24,855
Basic net income per share (1), (2), (3)	$0.21	$0.12	$0.94	$0.54
Diluted net income per share (1), (2), (3)	$0.21	$0.12	$0.94	$0.53
Basic shares	42,287	45,958	43,541	46,124
Diluted shares	42,373	46,325	43,599	46,489
Cash dividends declared per share	$0.05	$0.04	$0.20	$0.16

RESOURCES CONNECTION, INC. STATEMENT OF OPERATIONS (in thousands, except per share amounts)

EXPLANATORY NOTES

1.

Selling, general and administrative expenses ("SG&A") include non-cash compensation expense for employee stock option grants and employee stock purchases of $1.9 million and $2.0 million for the three months ended May 26, 2012 and May 28, 2011, respectively, and $7.7 million and $9.8 million for the years ended May 26, 2012 and May 28, 2011, respectively.

2.

The contingent consideration adjustment is a favorable adjustment of approximately $33.4 million and $25.9 million for the years ended May 26, 2012 and May 28, 2011, respectively, in recognition of the change in the fair value of the contingent consideration liability associated with the acquisition of the Sitrick Brincko Group in November 2009. The adjustment in both fiscal years results in a reduction in potential contingent consideration payable in November 2013.  As required by accounting rules for acquisitions under generally accepted accounting principles ("GAAP") that include earn-out provisions, the Company periodically assesses the likely fair value to be paid at the earn-out date.  The Sitrick Brincko Group earn-out is based upon an annual assessment of actual EBITDA of the Sitrick Brincko Group and an updated assessment of various probability weighted projected EBITDA scenarios over the remaining one and a half years of the earn-out period.  This assessment requires very subjective assumptions to be made of various potential operating results scenarios.  Based upon the first two and a half years of actual results and an updated probability weighted assessment of various projected EBITDA scenarios of the Sitrick Brincko Group for the six quarters remaining in the earn-out period, the Company believes it is more likely than not that there will not be a contingent consideration payment payable in November 2013, and the estimated earn-out liability was eliminated in the quarter ended November 26, 2011.  Although the Company currently believes that there will be no earn-out payment due, it will continue to periodically review actual EBITDA results of the Sitrick Brincko Group and an updated assessment of various probability weighted projected EBITDA scenarios; if circumstances change and the Company determines that an earn-out payment may be due, it would result in a non-cash charge to operations and would materially impact operating results.

The adjustment of $3.2 million for the three months ended May 28, 2011 was in recognition of the change during the quarter in the estimated fair value of the anticipated contingent consideration payable as of that date.

The employee portion of contingent consideration is a $500,000 reduction for the year ended May 26, 2012 of the estimate of the compensation owed to employees related to the Sitrick Brincko Group acquisition (and as compensation, it is treated as an operating expense).  Similar to contingent consideration, the estimate of the amount of employee portion of contingent consideration payable requires very subjective assumptions to be made of future operating results and based upon the first two and a half years of actual results and an updated probability weighted assessment of various projected EBITDA scenarios of the Sitrick Brincko Group for the six quarters remaining in the earn-out period, the Company currently believes it is more likely than not that the employee portion of contingent consideration will not be earned.

The after-tax impact of the adjustments to contingent consideration and the employee portion of contingent consideration were $0.47 per share and $0.34 per share for the years ended May 26, 2012 and May 28, 2011, respectively.

3.

The Company's effective tax rate was 39.7% and 55.5% for the three months ended May 26, 2012 and May 28, 2011, respectively, and 43.9% and 52.1% for the years ended May 26, 2012 and May 28, 2011, respectively. Without the benefit of the contingent consideration adjustments recorded for the years ended May 26, 2012 and May 28, 2011, the effective tax rate would have been 47.5% and 64.4%. For all periods presented, the Company is unable to benefit from, or has limitations on the benefit of, tax losses in certain foreign jurisdictions. To a lesser extent, the accounting treatment under GAAP for the cost associated with incentive stock options and shares purchased through the Employee Stock Purchase Plan have caused volatility in the Company's effective tax rate.

RESOURCES CONNECTION, INC. Reconciliation of Net Income to Adjusted EBITDA (in thousands, except Adjusted EBITDA Margin)

	Quarter Ended		Year Ended

	May 26, 2012	May 28, 2011	May 26, 2012	May 28, 2011

	(unaudited)		(unaudited)

Net income	$ 8,894	$ 5,401	$ 41,142	$ 24,855
Adjustments:
Amortization of intangible assets	483	1,206	3,364	5,030
Depreciation expense	1,299	1,747	5,731	7,223
Interest income	(48)	(107)	(252)	(473)
Provision for income taxes	5,844	6,723	32,202	27,070
EBITDA	16,472	14,970	82,187	63,705
Stock-based compensation expense	1,905	1,952	7,742	9,778
Contingent consideration adjustment	—	(3,200)	(33,440)	(25,852)
Adjusted EBITDA	$18,377	$13,722	$56,489	$47,631
Revenue	$145,507	$145,697	$571,763	$545,546
Adjusted EBITDA Margin	12.6%	9.4%	9.9%	8.7%

RESOURCES CONNECTION, INC.
Reconciliation of Net Income to Adjusted EBITDA
(in thousands, except Adjusted EBITDA Margin)

The Company utilizes certain financial measures and key performance indicators that are not defined by, or calculated in accordance, with GAAP to assess our financial and operating performance. A non-GAAP financial measure is defined as a numerical measure of a company's financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of operations; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.

Adjusted EBITDA, a non-GAAP financial measure, is calculated as net income before amortization of intangible assets, depreciation expense, interest income, income taxes, stock-based compensation expense and contingent consideration expense. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by Revenue. We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful measures to our investors because they are financial measures used by management to assess the performance of our Company. Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of financial performance or liquidity under GAAP and should not be considered in isolation or construed as substitutes for net income or other cash flow data prepared in accordance with GAAP for purposes of analyzing our profitability or liquidity. These measures should be considered in addition to, and not as a substitute to, net income, earnings per share, cash flows or other measures of financial performance prepared in accordance with GAAP.

RESOURCES CONNECTION, INC. SELECTED BALANCE SHEET, CASH FLOW AND OTHER INFORMATION (in thousands, except consultant headcount)

	May 26, 2012	May 28, 2011
	(unaudited)

Cash, cash equivalents and short-term investments	$ 128,115	$144,873
Accounts receivable, less allowances	$ 84,192	$ 87,162
Total assets	$ 430,719	$476,397
Current liabilities	$ 61,651	$ 67,199
Total stockholders' equity	$ 365,868	$372,726
Cash flow from operations	$ 36,370	$26,064
Cash flow from investing	($20,528)	$876
Cash flow from financing	($49,109)	($20,746)
Consultant headcount, end of period	2,317	2,249
Shares outstanding, end of period	41,973	45,389

CONTACT: Media, Michael Sitrick, +1-310-788-2850, mike_sitrick@sitrick.com, or Analysts, Nate Franke, Chief Financial Officer, +1-714-430-6500, nate.franke@resources-us.com